                          INTERNATIONAL CONTROLS CORP.,

                            GREAT DANE HOLDINGS INC.

                                       AND

                      MIDLANTIC BANK, NATIONAL ASSOCIATION

                                   As Trustee

                                 --------------

                          First Supplemental Indenture

                             Dated October 17, 1994
            To be effective on the Effective Date, as defined herein

                                 --------------

                           Supplementing the Indenture

                          Dated as of December 27, 1985

                                     between

                          INTERNATIONAL CONTROLS CORP.

                                       AND

                      MIDLANTIC BANK, NATIONAL ASSOCIATION

                                   As Trustee


              Subordinated Discount Debentures due January 1, 2006

          FIRST SUPPLEMENTAL INDENTURE, dated October 17, 1994, to be effective on the Effective Date, as defined herein among International Controls Corp., a Florida corporation ("ICC"), Great Dane Holdings Inc., a Delaware corporation ("Holdings") and Midlantic Bank, National Association, a national banking association (the "Trustee").

          WHEREAS, ICC and the Trustee are parties to an Indenture dated as of December 27, 1985 (the "Indenture") pursuant to which ICC issued its Subordinat-ed Discount Debentures due January 1, 2006 (the "Debentures"); and

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated September 21, 1994 (the "Agreement of Merger") and a Certificate of Ownership and Merger to be filed with the Secretary of State of Delaware, ICC will merge with and into Holdings, its wholly-owned subsidiary, with Holdings being the surviving corporation (the "Merger"), and Holdings will become vested with all of the property, rights, obligations and liabilities of ICC including, without limita-tion, the Debentures all effective as of the Effective Date; and

          WHEREAS, ICC, Holdings and the Trustee will enter into this Supplemen-tal Indenture as required by Section Eight of the Indenture.

          NOW, THEREFORE:

                                   ARTICLE ONE

          SECTION 1.01. As of the Effective Date, Holdings hereby assumes the due and punctual payment of the principal of, premium, if any, and interest on all the Debentures and the due and punctual

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performance and observance of all the covenants and conditions of the Indenture required to be performed by ICC and all of the covenants, agreements and obligations of ICC under the Debentures and the Indenture (agreeing to be liable for all of the indebtedness represented by the Debentures).

          SECTION 1.02. As of the Effective Date, Holdings shall be deemed to be the successor corporation to ICC under the Indenture, as amended and supple-mented, and each reference to "International Controls Corp." and the "Company", as amended and supplemented, shall mean and be a reference to Holdings.

                                   ARTICLE TWO

          SECTION 2.01. This First Supplemental Indenture shall become of full force and effect and accordingly modify the Indenture only upon the satisfaction of all of the conditions set forth in the Indenture and upon the effectiveness of the Merger in the States of Delaware and Florida within 30 days of the execution of this First Supplemental Indenture. Such date when the First Supplemental Indenture becomes effective shall be deemed the "Effective Date."

          SECTION 2.02. The laws of the State of New York applicable to contracts made and to be performed wholly within the State shall govern this First Supplemental Indenture.

          SECTION 2.03. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 2.04. This First Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the


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same document.

          SECTION 2.05. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture.

          SECTION 2.06. Except as specifically amended and supplemented by this First Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

          SECTION 2.07. The Trustee is not responsible for any of the recital contained herein.

                              INTERNATIONAL CONTROLS CORP.



ATTEST:                       By:    /s/ David R. Markin
                                 ---------------------------------
                                 David R. Markin
/s/ Paulette Kendler             President
- ----------------------------
Title: Assistant Secretary
                              GREAT DANE HOLDINGS INC.



ATTEST:                       By:      /s/ David R. Markin
                                 ---------------------------------
                                 David R. Markin
/s/ Paulette Kendler             President
- ----------------------------
Title: Assistant Secretary
                              MIDLANTIC BANK, NATIONAL ASSOCIATION



ATTEST:                       By:  /s/ Frank J. Manupelli
                                 ---------------------------------
                                 Name: Frank J. Manupelli
                                 Title: Assistant Vice President
Frank J. Mercurio
- ----------------------------
Title: Trust Officer


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